MediaOne Group, Inc.
Condensed Consolidated Balance Sheets- As Reported
(UNAUDITED)
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

                                           March 31,          December 31,
Dollars in millions                          1999                 1998

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ASSETS
Current assets:
 Cash and cash equivalents                  $       532       $       415
 Accounts and notes receivable, and other           511               785
                                            -------------------------------
                                                  1,043             1,200
                                            -------------------------------
Property and equipment - net                      4,259             4,069

Investments:
 Time Warner Entertainment                        2,452             2,442
 AirTouch Communications                          7,250             5,919
 International ventures                           1,213             1,344
                                            -------------------------------
                                                 10,915             9,705
                                            -------------------------------

Intangible and other assets - net                13,077            13,218
                                            -------------------------------
   Total                                    $    29,294       $    28,192
                                            ===============================
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LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                            $       422       $      569
 Other current liabilities                        1,141            1,045
                                            ------------------------------
                                                  1,563            1,614
                                            ------------------------------
Long-term debt:
 Exchangeable Notes (PIES)                        2,270            1,702
 Other                                            3,130            3,151
                                            ------------------------------
                                                  5,400            4,853
                                            ------------------------------
Deferred income taxes, credits and other          6,951            6,676

Minority interest in Centaur Funding              1,102            1,099

Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely Company-guaranteed debentures     1,061            1,061

Preferred stock subject to
 mandatory redemption (Series C and E)              100              100

Shareholders' equity:
 Preferred shares (Series D)                        928              927
 Common shares                                   10,328           10,324
 Retained earnings                                  544              669
 Accumulated other comprehensive income           1,317              869
                                            ------------------------------
                                                 13,117           12,789
                                            ------------------------------
   Total                                    $    29,294      $    28,192
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